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                                                                    EXHIBIT 4.4


    AMENDMENT dated as of February 25, 1997 between ELECTRONICS COMMUNICATIONS CORP., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation, as Warrant Agent (the "Warrant Agent").

    WHEREAS, on May 12, 1995, the Company and Warrant Agent entered into a certain Warrant Agreement (the "Warrant Agreement"); and

    WHEREAS, on November 20, 1995 the board of directors adopted a resolution to issue an additional 690,000 A Warrants to replace 690,000 outstanding B Warrants having the same term as the A Warrants initially issued by the Company pursuant to the Warrant Agreement; and

    WHEREAS, on February 29, 1996 the board of directors adopted a resolution to issue 800,000 additional A Warrants; and

    WHEREAS, on March 21, 1996 the board of directors adopted a resolution to issue 1,400,000 additional A Warrants; and

    WHEREAS, on September 20, 1996 the board of directors adopted a resolution to issue 400,000 additional A Warrants; and

    WHEREAS, on October 21, 1996 the board of directors adopted a resolution to issue 160,000 additional A Warrants; and

    WHEREAS, on December 24, 1996 the board of directors adopted a resolution to reduce the "Purchase Price" (as defined in the Warrant Agreement) from $5.00 to $2.25.

    NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Company and Warrant Agent agree as follows:

    1. The following paragraph shall be added following the first "WHEREAS" paragraph appearing on page 1 of the Warrant Agreement:

    "WHEREAS, the Board of Directors has authorized the issuance of an additional 3,450,000 A Warrants having the same terms as the A Warrants initially issued by the Company pursuant to this Agreement."

    2. Section 1 paragraph (f) of the Warrant Agreement is hereby amended to read as follows:

    "(f) "Purchase Price" shall mean, subject to modification and adjustment as provided in Section 8, $2.25 for the A Warrants and further subject to the Company's right, in its sole



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discretion, to decrease the Purchase Price on not less than 15 days prior notice to the Registered Holders."

    3. Section 2 of the Warrant Agreement is hereby amended to add the following paragraph after "(d)" thereof:

    "(e) Upon the surrender to the Warrant Agent of certificates or agreements representing 690,000 B Warrants, Warrant Certificates representing 690,000 A Warrants to purchase up to an identical number of shares of Common Stock (subject to modification and adjustment as provided in Section 8 hereof) shall be countersigned, issued and delivered by the Warrant Agent upon written order of the Company signed by its Chairman of the Board, President or a Vice-President, and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary."

    4. Paragraph (e) of Section 2 of the Warrant Agreement is hereby re-designated Paragraph (f).

    5. Except, as specifically set forth herein, all terms of the Warrant Agreement shall remain in full force and effect without modification.







                              [SIGNATURE PAGE TO FOLLOW]


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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the first date first above written.

                             AMERICAN STOCK TRANSFER & TRUST
                             COMPANY
                             As Warrant Agent
[CORPORATE
      SEAL]

                             By: /s/ Herbert J. Lemmer
                                ------------------------------------
                             Name:   Herbert J. Lemmer
                                  ----------------------------------
                             Title:  Vice President
                                   ---------------------------------



                             ELECTRONICS COMMUNICATIONS CORP.



                             By: /s/ William S. Taylor
                                ------------------------------------
                             Name:   William S. Taylor
                                  ----------------------------------
                             Title:  President
                                   ---------------------------------


                             By: /s/ Les Winder
                                ------------------------------------
                             Name:   Les Winder
                                  ----------------------------------
                             Title:  Executive Vice President
                                   ---------------------------------